FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                May 22, 1998



                    Zenith Electronics Corporation
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
(State or jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (847) 391-7000


                        Not applicable
(Former name or former address, if changed since last report)


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Item 5.    Other Events.
           ------------

  On May 21, 1998, Zenith Electronics Corporation (the "Company") announced that its Board of Directors has unanimously approved in principle a financial restructuring to be implemented through a prepackaged plan of reorganization. The terms of the financial restructuring were separately reviewed by a special committee of independent directors, which recommended approval to the board. The restructuring is subject to a number of significant conditions referred to below. In connection with the financial restructuring, the Company is also implementing a broad operational restructuring plan designed to leverage the Company's technology, brand and distribution strengths.
  Under the proposed reorganization plan, trade creditors and vendors will not be impaired and will continue to be paid in the ordinary course of business. In addition, the Company expects to continue to pay employees' wages, salaries and benefits and to fulfill obligations to customers throughout the reorganization.
  The Company also has reached an agreement in principle with LG Electronics Inc. ("LGE"), the Company's majority stockholder, for LGE's support and participation in the plan. Under the plan, LGE will convert approximately $200 million of the Company's obligations to LGE into common stock of the Company, representing 100 percent of the equity in the restructured
Company. In addition, the plan provides for approximately $210 million of claims held by LGE to be exchanged for certain of the Company's manufacturing assets in Mexico and secured notes due 2008 on which interest may be paid in kind under certain circumstances. LGE will provide an additional $60 million of credit support to help finance the implementation of the plan. The Company and LGE are in discussions with third-party lenders about additional financing.
  The plan provides for current holders of the Company's 6-1/4% convertible subordinated debentures to receive $40 million of new 6-1/4% subordinated debentures maturing in 2010. It is currently contemplated that the claims of all other creditors will either not be impaired by the plan or be consensually restructured.
  Under the plan, all outstanding common stock will be canceled, and holders of common stock will receive no distribution.
  The restructuring is subject to a number of conditions, including definitive documentation and receipt of necessary approvals from the Company's creditors and the court presiding over the prepackaged plan.
LGE's support is subject to the Company securing additional financing, executing its business plan and other conditions. In addition, LGE's ability to participate fully in the proposed restructuring remains subject to approval by Republic of Korea regulatory authorities. There can be no assurance that the proposed restructuring will be consummated or that completion of such restructuring will not be delayed.
  The full text of the press release issued by the Company is included as an exhibit hereto and incorporated herein by reference.


Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

  Certain statements in this Current Report on Form 8-K (including the exhibits hereto), such as statements regarding the Company's strategies, plans, objectives and expectations, are forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company or its efforts to execute a business and financial restructuring to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, the following:
general economic and business conditions, both in the United States and other countries in which the Company sells its products and from which the Company obtains supplies; the effect of competition in the markets served by the Company; required approvals of the Republic of Korea for additional financing, if any, that LGE may desire to extend to the Company and other aspects of LGE's participation in the restructuring;
the availability and terms of financing from LGE or other financing sources to fund the Company's operating losses, restructuring charges and the other costs and expenses of its new business plan; the satisfaction of the conditions to the proposed restructuring; and the willingness of existing creditors to continue to forbear from enforcing available rights and remedies and to grant additional waivers of potential defaults and to agree to the terms of any proposed financial restructuring. Given these uncertainties, stockholders and debtholders are cautioned not to place undue reliance on any forward-looking statement contained herein. The Company disclaims any obligation to update such factors or forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein or to reflect future events or developments.


Item 7.    Financial Statements, Pro forma Financial Information and Exhibits.
           -------------------------------------------------------------------

(c) The following exhibits are included as part of this report:

    Exhibit 20 - Zenith Electronics Corporation Press Release
                 dated May 21, 1998.




                                SIGNATURES
                               ------------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ZENITH ELECTRONICS CORPORATION


                                         By: /s/ Richard F. Vitkus
                                             ------------------------
                                             Richard F. Vitkus,
                                             Senior Vice President,
                                             General Counsel and
                                             Secretary




Date:  May 22, 1998

                           Exhibit Index
                           -------------

Exhibit
Number           Exhibit Description
-------          --------------------

  20             Press Release dated May 21, 1998.